Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 15, 2019

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2019.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.35 in the initial 2019 quarter, 50% higher than $2.23 in the year-earlier quarter.  GAAP-basis net income in the recent quarter was $483 million, up from $353 million in the first quarter of 2018. Diluted earnings per share and GAAP-basis net income were $3.76 and $546 million, respectively, in the fourth quarter of 2018. GAAP-basis net income for the first quarter of 2019 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.68% and 13.14%, respectively, compared with 1.22% and 9.15%, respectively, in the corresponding 2018 period and 1.84% and 14.80%, respectively, in the fourth quarter of 2018.

Darren J. King, Executive Vice President and Chief Financial Officer of M&T, commented on the recent quarter’s results, “M&T’s performance during the first three months of 2019 was strong. We were particularly pleased with the growth experienced in our commercial loan portfolios, which rose 3% from the fourth quarter. During the recent quarter, M&T purchased servicing rights for over $13 billion of residential real estate loans, boosting mortgage banking revenues by $8 million. Credit results continued to be solid, with net charge-offs representing an annualized .10% of average loans. Overall, it was a good start to 2019.”

Earnings Highlights

				Change 1Q19 vs.
($ in millions, except per share data)	1Q19	1Q18	4Q18	1Q18	4Q18

Net income	$483	$353	$546	37%	-12%
Net income available to common shareholders ̶ diluted	$462	$333	$525	39%	-12%
Diluted earnings per common share	$3.35	$2.23	$3.76	50%	-11%
Annualized return on average assets	1.68%	1.22%	1.84%
Annualized return on average common equity	13.14%	9.15%	14.80%

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M&T BANK CORPORATION

During the first quarter of 2019, M&T increased its reserve for legal matters by $50 million in conjunction with matters associated with a subsidiary’s role as trustee of Employee Stock Ownership Plans in its Institutional Client Services business. That increase, on an after-tax basis, reduced net income in the recent quarter by $37 million, or $.27 of diluted earnings per common share. Litigation-related accruals in last year’s first quarter reduced net income by $102 million, or $.68 of diluted earnings per common share. Also during the recent quarter, M&T realized $37 million of distributed income from Bayview Lending Group LLC (“BLG”), increasing net income in the quarter by $28 million, or $.20 of diluted earnings per common share. Similar income in the year-earlier quarter increased M&T’s net income in that period by $17 million, or $.11 of diluted earnings per common share.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.38 in the first quarter of 2019, compared with $2.26 in the first quarter of 2018 and $3.79 in the fourth quarter of 2018.  Net operating income for the recent quarter was $486 million, compared with $357 million in the year-earlier period and $550 million in 2018’s fourth quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was 1.76% and 19.56%, respectively, compared with 1.28% and 13.51%, respectively, in the similar 2018 quarter and 1.93% and 22.16%, respectively, in the final quarter of 2018.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $1.06 billion in the initial 2019 quarter, up 8% from $980 million in the first quarter of 2018, due to a widening of the net interest margin in the recent quarter to 4.04% from 3.71% in the first three months of 2018. The favorable impact from that widening was partially offset by a decline in average earning assets in the recent quarter to $106.1 billion from $107.2 billion in the year-earlier period, reflecting reduced holdings of mortgage-backed securities and residential mortgage loans. Taxable-equivalent net interest income in the first quarter of 2019 was down one percent from the fourth quarter of 2018. A 12 basis point widening of the net interest margin from 3.92% in the final 2018 quarter was offset by a $2.8 billion decrease in average interest-bearing deposit balances held at the Federal Reserve Bank of New York.

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M&T BANK CORPORATION

Taxable-equivalent Net Interest Income

				Change 1Q19 vs.
($ in millions)	1Q19	1Q18	4Q18	1Q18	4Q18

Average earning assets	$106,096	$107,231	$107,785	-1%	-2%
Net interest income ̶ taxable-equivalent	$1,056	$980	$1,065	8%	-1%
Net interest margin	4.04%	3.71%	3.92%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $22 million in the first quarter of 2019, compared with $43 million in the year-earlier quarter and $38 million in 2018’s final quarter. Net loan charge-offs were $22 million during the recent quarter, improved from $41 million in the first quarter of 2018 and $38 million in the fourth quarter of 2018. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .10% and .19% in the first three months of 2019 and 2018, respectively, and .17% in the fourth quarter of 2018.

Loans classified as nonaccrual totaled $882 million or .99% of total loans outstanding at March 31, 2019, compared with $865 million or .99% a year earlier and $894 million or 1.01% at December 31, 2018. Assets taken in foreclosure of defaulted loans were $81 million at March 31, 2019, compared with $101 million at March 31, 2018 and $78 million at December 31, 2018.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.  As a result of those analyses, the allowance for credit losses totaled $1.02 billion at each of March 31, 2019, March 31, 2018 and December 31, 2018. As a percentage of loans outstanding, the allowance was 1.15% at each of March 31, 2019 and December 31, 2018 and 1.16% at March 31, 2018.

Asset Quality Metrics

				Change 1Q19 vs.
($ in millions)	1Q19	1Q18	4Q18	1Q18	4Q18

At end of quarter
Nonaccrual loans	$882	$865	$894	2%	-1%
Real estate and other foreclosed assets	$81	$101	$78	-20%	4%
Total nonperforming assets	$963	$966	$972	—	-1%
Accruing loans past due 90 days or more (1)	$244	$235	$223	4%	10%
Nonaccrual loans as % of loans outstanding	.99%	.99%	1.01%

Allowance for credit losses	$1,019	$1,020	$1,019	—	—
Allowance for credit losses as % of loans outstanding	1.15%	1.16%	1.15%

For the period
Provision for credit losses	$22	$43	$38	-49%	-42%
Net charge-offs	$22	$41	$38	-45%	-42%
Net charge-offs as % of average loans (annualized)	.10%	.19%	.17%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

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M&T BANK CORPORATION

Noninterest Income and Expense.  Noninterest income totaled $501 million in the recent quarter, up 9% from $459 million in the year-earlier quarter and 4% higher than $481 million in the fourth quarter of 2018. The increases are reflective of higher mortgage banking revenues, valuation gains on equity securities and distributions from BLG.

Noninterest Income

				Change 1Q19 vs.
($ in millions)	1Q19	1Q18	4Q18	1Q18	4Q18

Mortgage banking revenues	$95	$87	$92	9%	3%
Service charges on deposit accounts	103	105	109	-2%	-5%
Trust income	133	131	135	1%	-2%
Brokerage services income	12	13	13	-7%	-2%
Trading account and foreign exchange gains	11	5	17	133%	-35%
Gain (loss) on bank investment securities	12	(9)	4	—	—
Other revenues from operations	135	127	111	6%	21%
Total	$501	$459	$481	9%	4%

Noninterest expense aggregated $894 million in the first quarter of 2019, $933 million in the year-earlier quarter and $802 million in the fourth quarter of 2018.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $889 million in the recent quarter, $927 million in the first quarter of 2018 and $797 million in the final 2018 quarter. The decrease in noninterest expense from the first quarter of 2018 was largely attributable to lower accruals for legal matters and FDIC assessments offset, in part, by higher costs for salaries and employee benefits. The higher noninterest expenses in the recent quarter as compared with the fourth quarter of 2018 reflected seasonally higher stock-based compensation and employee benefits expenses and the addition to the reserve for legal matters that were partially offset by lower charitable contributions.

Noninterest Expense

				Change 1Q19 vs.
($ in millions)	1Q19	1Q18	4Q18	1Q18	4Q18

Salaries and employee benefits	$499	$463	$439	8%	14%
Equipment and net occupancy	79	75	74	6%	8%
Outside data processing and software	52	49	50	8%	4%
FDIC assessments	10	20	10	-54%	-4%
Advertising and marketing	20	16	26	25%	-22%
Printing, postage and supplies	10	9	9	6%	12%
Amortization of core deposit and other intangible assets	5	7	5	-24%	-6%
Other costs of operations	219	294	189	-26%	15%
Total	$894	$933	$802	-4%	11%

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M&T BANK CORPORATION

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 57.6% in the first quarter of 2019, 64.0% in the year-earlier quarter and 51.7% in the final three months of 2018.

Balance Sheet.  M&T had total assets of $120.0 billion at March 31, 2019, compared with $118.6 billion and $120.1 billion at March 31, 2018 and December 31, 2018, respectively. Loans and leases, net of unearned discount, were $88.6 billion at March 31, 2019, $87.7 billion at March 31, 2018 and $88.5 billion at December 31, 2018. Total deposits were $90.5 billion at the recent quarter-end, compared with $90.9 billion at March 31, 2018 and $90.2 billion at December 31, 2018.

Total shareholders' equity was $15.6 billion at March 31, 2019 and $15.7 billion a year earlier, representing 12.99% and 13.24%, respectively, of total assets. Total shareholders’ equity was $15.5 billion, or 12.87% of total assets at December 31, 2018. Common shareholders' equity was $14.4 billion, or $105.04 per share, at March 31, 2019, compared with $14.5 billion, or $98.60 per share, a year-earlier and $14.2 billion, or $102.69 per share, at December 31, 2018.  Tangible equity per common share was $71.19 at March 31, 2019, compared with $66.99 at March 31, 2018 and $69.28 at December 31, 2018. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.05% at March 31, 2019.

In accordance with its capital plan, M&T repurchased 2,150,000 shares of its common stock during the recent quarter at an average cost per share of $170.06, for a total cost of $366 million.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #2869493.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Monday, April 22, 2019 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #2869493.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

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M&T BANK CORPORATION

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2019	2018	Change
Performance
Net income	$482,742	352,610	37%
Net income available to common shareholders	462,086	332,749	39%
Per common share:
Basic earnings	$3.35	2.24	50%
Diluted earnings	3.35	2.23	50%
Cash dividends	$1.00	.75	33%
Common shares outstanding:
Average - diluted (1)	137,920	148,905	-7%
Period end (2)	136,637	146,799	-7%
Return on (annualized):
Average total assets	1.68%	1.22%
Average common shareholders' equity	13.14%	9.15%
Taxable-equivalent net interest income	$1,056,027	980,326	8%
Yield on average earning assets	4.71%	4.11%
Cost of interest-bearing liabilities	1.04%	.64%
Net interest spread	3.67%	3.47%
Contribution of interest-free funds	.37%	.24%
Net interest margin	4.04%	3.71%
Net charge-offs to average total net loans (annualized)	.10%	.19%
Net operating results (3)
Net operating income	$486,440	357,498	36%
Diluted net operating earnings per common share	3.38	2.26	50%
Return on (annualized):
Average tangible assets	1.76%	1.28%
Average tangible common equity	19.56%	13.51%
Efficiency ratio	57.56%	63.98%

	At March 31
Loan quality	2019	2018	Change
Nonaccrual loans	$881,611	864,671	2%
Real estate and other foreclosed assets	81,335	101,514	-20%
Total nonperforming assets	$962,946	966,185	—
Accruing loans past due 90 days or more (4)	$244,257	235,325	4%
Government guaranteed loans included in totals above:
Nonaccrual loans	$35,481	36,618	-3%
Accruing loans past due 90 days or more	194,510	223,611	-13%
Renegotiated loans	$267,952	226,829	18%
Accruing loans acquired at a discount past due 90 days or more (5)	$43,995	49,349	-11%
Purchased impaired loans (6):
Outstanding customer balance	$495,163	643,124	-23%
Carrying amount	278,783	378,000	-26%
Nonaccrual loans to total net loans	.99%	.99%
Allowance for credit losses to total loans	1.15%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 14.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2019	2018	2018	2018	2018
Performance
Net income	$482,742	546,219	526,091	493,160	352,610
Net income available to common shareholders	462,086	525,328	505,365	472,600	332,749
Per common share:
Basic earnings	$3.35	3.76	3.54	3.26	2.24
Diluted earnings	3.35	3.76	3.53	3.26	2.23
Cash dividends	$1.00	1.00	1.00	.80	.75
Common shares outstanding:
Average - diluted (1)	137,920	139,838	142,976	144,998	148,905
Period end (2)	136,637	138,534	141,479	144,261	146,799
Return on (annualized):
Average total assets	1.68%	1.84%	1.80%	1.70%	1.22%
Average common shareholders' equity	13.14%	14.80%	14.08%	13.32%	9.15%
Taxable-equivalent net interest income	$1,056,027	1,064,918	1,034,771	1,014,184	980,326
Yield on average earning assets	4.71%	4.51%	4.40%	4.28%	4.11%
Cost of interest-bearing liabilities	1.04%	.94%	.82%	.71%	.64%
Net interest spread	3.67%	3.57%	3.58%	3.57%	3.47%
Contribution of interest-free funds	.37%	.35%	.30%	.26%	.24%
Net interest margin	4.04%	3.92%	3.88%	3.83%	3.71%
Net charge-offs to average total net loans (annualized)	.10%	.17%	.07%	.16%	.19%
Net operating results (3)
Net operating income	$486,440	550,169	530,619	497,869	357,498
Diluted net operating earnings per common share	3.38	3.79	3.56	3.29	2.26
Return on (annualized):
Average tangible assets	1.76%	1.93%	1.89%	1.79%	1.28%
Average tangible common equity	19.56%	22.16%	21.00%	19.91%	13.51%
Efficiency ratio	57.56%	51.70%	51.41%	52.42%	63.98%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2019	2018	2018	2018	2018
Nonaccrual loans	$881,611	893,608	870,832	819,984	864,671
Real estate and other foreclosed assets	81,335	78,375	87,333	98,062	101,514
Total nonperforming assets	$962,946	971,983	958,165	918,046	966,185
Accruing loans past due 90 days or more (4)	$244,257	222,527	254,360	223,026	235,325
Government guaranteed loans included in totals above:
Nonaccrual loans	$35,481	34,667	33,570	34,870	36,618
Accruing loans past due 90 days or more	194,510	192,443	195,450	202,394	223,611
Renegotiated loans	$267,952	245,367	242,892	242,528	226,829
Accruing loans acquired at a discount past due 90 days or more (5)	$43,995	39,750	44,223	47,405	49,349
Purchased impaired loans (6):
Outstanding customer balance	$495,163	529,520	572,979	606,683	643,124
Carrying amount	278,783	303,305	325,980	352,465	378,000
Nonaccrual loans to total net loans	.99%	1.01%	1.00%	.93%	.99%
Allowance for credit losses to total loans	1.15%	1.15%	1.18%	1.16%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 14.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2019	2018	Change
Interest income	$1,226,309	1,082,150	13%
Interest expense	176,249	106,633	65
Net interest income	1,050,060	975,517	8
Provision for credit losses	22,000	43,000	-49
Net interest income after provision for credit losses	1,028,060	932,517	10
Other income
Mortgage banking revenues	95,311	87,306	9
Service charges on deposit accounts	103,112	105,115	-2
Trust income	132,786	131,375	1
Brokerage services income	12,476	13,392	-7
Trading account and foreign exchange gains	10,802	4,637	133
Gain (loss) on bank investment securities	11,841	(9,431)	—
Other revenues from operations	134,437	126,302	6
Total other income	500,765	458,696	9
Other expense
Salaries and employee benefits	499,200	463,428	8
Equipment and net occupancy	79,347	74,797	6
Outside data processing and software	52,417	48,429	8
FDIC assessments	9,426	20,280	-54
Advertising and marketing	20,275	16,248	25
Printing, postage and supplies	9,855	9,319	6
Amortization of core deposit and other intangible assets	5,020	6,632	-24
Other costs of operations	218,808	294,211	-26
Total other expense	894,348	933,344	-4
Income before income taxes	634,477	457,869	39
Applicable income taxes	151,735	105,259	44
Net income	$482,742	352,610	37%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2019	2018	2018	2018	2018
Interest income	$1,226,309	1,220,281	1,167,375	1,128,905	1,082,150
Interest expense	176,249	161,321	138,337	120,118	106,633
Net interest income	1,050,060	1,058,960	1,029,038	1,008,787	975,517
Provision for credit losses	22,000	38,000	16,000	35,000	43,000
Net interest income after provision for credit losses	1,028,060	1,020,960	1,013,038	973,787	932,517
Other income
Mortgage banking revenues	95,311	92,229	88,408	92,499	87,306
Service charges on deposit accounts	103,112	108,791	108,647	106,784	105,115
Trust income	132,786	135,024	133,545	137,641	131,375
Brokerage services income	12,476	12,781	12,267	12,629	13,392
Trading account and foreign exchange gains	10,802	16,582	6,073	5,255	4,637
Gain (loss) on bank investment securities	11,841	4,219	(3,415)	2,326	(9,431)
Other revenues from operations	134,437	110,970	113,769	100,280	126,302
Total other income	500,765	480,596	459,294	457,414	458,696
Other expense
Salaries and employee benefits	499,200	438,928	431,371	418,537	463,428
Equipment and net occupancy	79,347	73,519	77,481	73,031	74,797
Outside data processing and software	52,417	50,206	50,678	49,712	48,429
FDIC assessments	9,426	9,837	18,849	19,560	20,280
Advertising and marketing	20,275	25,910	21,784	21,768	16,248
Printing, postage and supplies	9,855	8,777	8,843	8,719	9,319
Amortization of core deposit and other intangible assets	5,020	5,359	6,143	6,388	6,632
Other costs of operations	218,808	189,626	160,830	178,862	294,211
Total other expense	894,348	802,162	775,979	776,577	933,344
Income before income taxes	634,477	699,394	696,353	654,624	457,869
Applicable income taxes	151,735	153,175	170,262	161,464	105,259
Net income	$482,742	546,219	526,091	493,160	352,610

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2019	2018	Change
ASSETS
Cash and due from banks	$1,267,260	1,291,664	-2%
Interest-bearing deposits at banks	7,602,897	6,135,434	24
Federal funds sold	—	1,000	—
Trading account	276,322	141,134	96
Investment securities	12,536,840	14,066,564	-11
Loans and leases:
Commercial, financial, etc.	23,090,204	21,697,522	6
Real estate - commercial	34,690,930	33,753,506	3
Real estate - consumer	16,769,933	18,960,946	-12
Consumer	14,088,816	13,298,775	6
Total loans and leases, net of unearned discount	88,639,883	87,710,749	1
Less: allowance for credit losses	1,019,337	1,019,671	—
Net loans and leases	87,620,546	86,691,078	1
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	43,947	64,957	-32
Other assets	6,084,281	5,637,881	8
Total assets	$120,025,205	118,622,824	1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$29,966,753	31,817,516	-6%
Interest-bearing deposits	59,433,806	58,851,050	1
Deposits at Cayman Islands office	1,069,191	278,064	285
Total deposits	90,469,750	90,946,630	-1
Short-term borrowings	3,602,566	1,626,129	122
Accrued interest and other liabilities	1,889,336	1,749,320	8
Long-term borrowings	8,476,024	8,591,051	-1
Total liabilities	104,437,676	102,913,130	1
Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common	14,356,029	14,478,194	-1
Total shareholders' equity	15,587,529	15,709,694	-1
Total liabilities and shareholders' equity	$120,025,205	118,622,824	1%

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2019	2018	2018	2018	2018
ASSETS
Cash and due from banks	$1,267,260	1,605,439	1,311,611	1,367,594	1,291,664
Interest-bearing deposits at banks	7,602,897	8,105,197	6,523,746	6,669,985	6,135,434
Federal funds sold	—	—	—	1,500	1,000
Trading account	276,322	185,584	125,038	148,303	141,134
Investment securities	12,536,840	12,692,813	13,073,881	13,283,002	14,066,564
Loans and leases:
Commercial, financial, etc.	23,090,204	22,977,976	21,635,394	21,894,857	21,697,522
Real estate - commercial	34,690,930	34,363,556	33,518,375	34,137,937	33,753,506
Real estate - consumer	16,769,933	17,154,446	17,721,399	18,310,712	18,960,946
Consumer	14,088,816	13,970,499	13,805,317	13,453,944	13,298,775
Total loans and leases, net of unearned discount	88,639,883	88,466,477	86,680,485	87,797,450	87,710,749
Less: allowance for credit losses	1,019,337	1,019,444	1,019,488	1,019,248	1,019,671
Net loans and leases	87,620,546	87,447,033	85,660,997	86,778,202	86,691,078
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	43,947	47,067	52,426	58,569	64,957
Other assets	6,084,281	5,421,158	5,486,826	5,525,786	5,637,881
Total assets	$120,025,205	120,097,403	116,827,637	118,426,053	118,622,824

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$29,966,753	32,256,668	31,773,560	32,086,191	31,817,516
Interest-bearing deposits	59,433,806	57,087,998	56,919,549	56,924,970	58,851,050
Deposits at Cayman Islands office	1,069,191	811,906	447,287	261,427	278,064
Total deposits	90,469,750	90,156,572	89,140,396	89,272,588	90,946,630
Short-term borrowings	3,602,566	4,398,378	1,310,110	3,239,416	1,626,129
Accrued interest and other liabilities	1,889,336	1,637,348	1,800,778	1,953,848	1,749,320
Long-term borrowings	8,476,024	8,444,914	9,140,268	8,382,316	8,591,051
Total liabilities	104,437,676	104,637,212	101,391,552	102,848,168	102,913,130
Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common	14,356,029	14,228,691	14,204,585	14,346,385	14,478,194
Total shareholders' equity	15,587,529	15,460,191	15,436,085	15,577,885	15,709,694
Total liabilities and shareholders' equity	$120,025,205	120,097,403	116,827,637	118,426,053	118,622,824

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2019 from
Dollars in millions	2019		2018		2018		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2018	2018
ASSETS
Interest-bearing deposits at banks	$4,605	2.41%	4,941	1.53%	7,394	2.23%	-7%	-38%
Federal funds sold	—	—	3	1.85	—	—	—	—
Trading account	65	3.40	54	3.00	56	2.65	21	17
Investment securities	12,949	2.52	14,467	2.33	13,034	2.41	-10	-1
Loans and leases, net of unearned discount
Commercial, financial, etc.	23,010	5.07	21,547	4.28	22,376	4.92	7	3
Real estate - commercial	34,524	5.34	33,652	4.73	33,586	5.27	3	3
Real estate - consumer	16,939	4.37	19,274	4.06	17,421	4.31	-12	-3
Consumer	14,004	5.51	13,293	5.00	13,918	5.35	5	1
Total loans and leases, net	88,477	5.15	87,766	4.55	87,301	5.02	1	1
Total earning assets	106,096	4.71	107,231	4.11	107,785	4.51	-1	-2
Goodwill	4,593		4,593		4,593		—	—
Core deposit and other intangible assets	45		68		50		-34	-9
Other assets	6,105		5,792		5,371		5	14
Total assets	$116,839		117,684		117,799		-1%	-1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$52,095	.59	52,504	.31	51,820	.54	-1%	1%
Time deposits	6,351	1.35	6,320	.70	5,960	1.07	—	7
Deposits at Cayman Islands office	972	1.98	248	.62	693	1.81	293	40
Total interest-bearing deposits	59,418	.70	59,072	.36	58,473	.61	1	2
Short-term borrowings	1,091	2.49	280	1.28	315	1.91	290	247
Long-term borrowings	8,494	3.23	8,606	2.54	9,239	3.03	-1	-8
Total interest-bearing liabilities	69,003	1.04	67,958	.64	68,027	.94	2	1
Noninterest-bearing deposits	30,315		32,047		32,631		-5	-7
Other liabilities	1,952		1,620		1,752		20	11
Total liabilities	101,270		101,625		102,410		—	-1
Shareholders' equity	15,569		16,059		15,389		-3	1
Total liabilities and shareholders' equity	$116,839		117,684		117,799		-1%	-1%

Net interest spread		3.67		3.47		3.57
Contribution of interest-free funds		.37		.24		.35
Net interest margin		4.04%		3.71%		3.92%

14-14-14-14-14

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Income statement data
In thousands, except per share
Net income
Net income	$482,742	546,219	526,091	493,160	352,610
Amortization of core deposit and other intangible assets (1)	3,698	3,950	4,528	4,709	4,888
Net operating income	$486,440	550,169	530,619	497,869	357,498

Earnings per common share
Diluted earnings per common share	$3.35	3.76	3.53	3.26	2.23
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.03	.03
Diluted net operating earnings per common share	$3.38	3.79	3.56	3.29	2.26

Other expense
Other expense	$894,348	802,162	775,979	776,577	933,344
Amortization of core deposit and other intangible assets	(5,020)	(5,359)	(6,143)	(6,388)	(6,632)
Noninterest operating expense	$889,328	796,803	769,836	770,189	926,712
Efficiency ratio
Noninterest operating expense (numerator)	$889,328	796,803	769,836	770,189	926,712
Taxable-equivalent net interest income	1,056,027	1,064,918	1,034,771	1,014,184	980,326
Other income	500,765	480,596	459,294	457,414	458,696
Less: Gain (loss) on bank investment securities	11,841	4,219	(3,415)	2,326	(9,431)
Denominator	$1,544,951	1,541,295	1,497,480	1,469,272	1,448,453
Efficiency ratio	57.56%	51.70%	51.41%	52.42%	63.98%
Balance sheet data
In millions
Average assets
Average assets	$116,839	117,799	115,997	116,413	117,684
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(45)	(50)	(55)	(62)	(68)
Deferred taxes	12	13	14	17	18
Average tangible assets	$112,213	113,169	111,363	111,775	113,041
Average common equity
Average total equity	$15,569	15,389	15,549	15,533	16,059
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Average common equity	14,337	14,157	14,317	14,301	14,827
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(45)	(50)	(55)	(62)	(68)
Deferred taxes	12	13	14	17	18
Average tangible common equity	$9,711	9,527	9,683	9,663	10,184
At end of quarter
Total assets
Total assets	$120,025	120,097	116,828	118,426	118,623
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(44)	(47)	(52)	(59)	(65)
Deferred taxes	12	13	14	16	17
Total tangible assets	$115,400	115,470	112,197	113,790	113,982
Total common equity
Total equity	$15,588	15,460	15,436	15,578	15,710
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,353	14,225	14,201	14,343	14,475
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(44)	(47)	(52)	(59)	(65)
Deferred taxes	12	13	14	16	17
Total tangible common equity	$9,728	9,598	9,570	9,707	9,834

(1)	After any related tax effect.